Exhibit 10.2

Execution Copy

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), is made as of 22st day of December, 2015 by and between Dick Glass (the “Secured Party”) and PositiveID Corporation, a Delaware corporation (“Debtor”) (together, the “Parties”).

RECITALS:

A. The Debtor and the Secured Party have entered into that certain Stock Purchase Agreement dated as of the date hereof (“Purchase Agreement”) pursuant to which the Debtor purchased all of the issued and outstanding shares of capital stock of E-N-G Mobile Systems, Inc. (“ENG”) held by the Secured Party (“Shares”).

B. Pursuant to Section 2.02(b) of the Purchase Agreement, the Debtor agreed to provide the Secured Party with a convertible promissory note in amount of $150,000 (the “Purchase Note”).

C. Pursuant to Sections 2.02(b) and 2.03(b)(iii) of the Purchase Agreement, the Parties entered into the Purchase Note as of the date hereof.

d. The Parties desire and agree that the Secured Party’s acceptance of the Purchase Note is subject to the condition that the Debtor grant to and create in favor of the Secured Party a security interest in and lien upon the Shares; and

F. In furtherance of the above and pursuant to Sections 2.03(a)(vi) and 2.03(b)(iv), the Parties agree to execute this Agreement as a closing condition under the Purchase Agreement.

NOW, THEREFORE, in consideration of and as an inducement to the Secured Party to make the Advance to Debtor, the parties hereto, intending to be legally bound, covenant and agree as follows:

Section 1. Definitions.

(a) Certain Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(i) “Collateral” shall mean all of the Shares and all Proceeds (as defined in the Code) thereof.

(ii) “Obligations” means all indebtedness of the Debtor to the Secured Party arising on or after the date hereof under the Purchase Note, both principal and interest, and any and all extensions, renewals, re-financing or re-funding, in whole or in part, thereof.

(iii) “Event(s) of Default” shall have the meaning set forth in the Purchase Note, as applicable.

(b) Other Definitions. Words and terms defined in the Purchase Agreement shall, unless the context hereof otherwise clearly requires, have the same meanings herein as provided in the Purchase Agreement.

Debtor Security Agreement (PositiveID Corporation)	1

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(c) Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and “or” has the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

Section 2. Security Interest. Debtor, on the terms set forth in this Agreement and as security for the full and timely payment of the Obligations in accordance with the terms thereof and of the instruments now or hereafter evidencing the Obligations, hereby grants to the Secured Party a continuing security interest, under the Uniform Commercial Code (as in effect on the date hereof and as amended from time to time hereafter) of each state having jurisdiction from time to time with respect to all or any portion of the Collateral (the “Code”), in and a lien on the Collateral. In addition to all the rights given to the Secured Party by the Purchase Note, the Purchase Agreement and this Agreement, the Secured Party shall have all the rights and remedies of a secured party under the Code. In connection with the grant of security interest made hereby, Debtor hereby authorizes Secured Party to file or cause to be filed one or more financing statements, amendments to financing statements and/or in lieu financing statements with any filing office for the purpose of perfecting or continuing the perfection of the security interest in the Collateral. Furthermore, in order that the Secured Party may perfect its security interest, upon the execution and delivery of this Agreement Debtor shall deliver to Secured Party and Secured Party shall take physical possession and control of the stock certificate representing the Shares. The Secured Party acknowledges and agrees that once the Obligations are paid to the Secured Party by the Debtor under the Purchase Note, the Debtor’s Obligations shall be satisfied and the Secured Party shall take any and all actions necessary to terminate in its security interest in the Collateral.

Section 3. Principles Applicable to the Collateral. The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral, each subject to the terms of the Purchase Note and the Purchase Agreement:

(a) The Debtor covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned by it in accordance with generally accepted accounting principles, consistently applied.

(b) The Secured Party shall have the right to review the books and records of the Debtor pertaining to the Collateral and to copy and make excerpts therefrom, all at such times and as often as the Secured Party may reasonably request.

(c) The Secured Party shall have the right after a, Event of Default has occurred beyond applicable grace periods (i) to take ownership of the Collateral and (iii) to give notice of the Secured Party's security interest in the Collateral to any or all persons obligated to the Debtor thereon.

Section 4. Certain Covenants. Until payment in full of the Obligations, the Debtor agrees that:

(a) The Debtor will faithfully preserve and protect the Secured Party’s security interest in the Collateral and will, at its own cost and expense, cause said security interest to be perfected and continued perfected, and for such purpose the Debtor will from time to time at the request of the Secured Party execute and file or record, or cause to be filed or recorded, such instruments, documents and notices, including, without limitation, financing statements and continuation statements, as the Secured Party may deem necessary or advisable in order to perfect and continue perfected said security interest. The Debtor will do all such other acts and things and execute and deliver all such other instruments and documents, including, without limitation, further security agreements, pledges and assignments, as the Secured Party may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a first lien security interest in the Collateral prior to the rights of all persons therein or thereto. The Secured Party is hereby appointed attorney-in-fact for the Debtor to do all acts and things which it may deem necessary or advisable to preserve, perfect and continue perfected its security interest in the Collateral, including, without limitation, the signing of financing and other similar statements.

Debtor Security Agreement (PositiveID Corporation)	2

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Section 5. Events of Default.

(a) If one or more Events of Default shall occur, then the Secured Party may forthwith proceed to exercise any one or more of the rights and remedies afforded a secured party by the Code and such other rights and remedies which it may have at law or in equity, under this Agreement, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Without limitation upon the foregoing, the Secured Party shall have the right without demand or prior notice to the Debtor or any other person, except as otherwise required by law (and if notice is required by law, after thirty (30) days’ prior written notice to the Debtor at its address hereinafter set forth) and without prior judicial hearing or legal proceedings, all of which the Debtor hereby expressly waives:

(i) to take possession of the Collateral and control of the same; and

(ii) to sell all or any portion of the Collateral.

(b) The right of the Secured Party under this Section may be enforced by the Secured Party by any and all remedies available to the Secured Party, including a bill in equity for specific performance.

Section 6. Defeasance. Upon payment in full of the Obligations, this Agreement shall terminate and be of no further force or effect. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7. Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

Section 8. No Waiver; Rights Cumulative. No failure or delay on the part of the Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or of any other right, remedy, power or privilege. The rights and remedies of the Secured Party under this Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have. No modification or waiver of any provision of this Agreement nor consent to any departure by the Debtor therefrom shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specified instance and for the specific purpose for which given.

Section 9. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing by delivering the same in person to the intended addressee, by overnight courier service with guaranteed next day delivery or by certified United States Mail, postage prepaid or telegram sent to the intended addressee at the applicable address as set forth within the Purchase Agreement or to such different address as either Debtor or Secured Party shall have designated by written notice to the other sent in accordance herewith. Such notices shall be deemed given when received or, if earlier, in the case of delivery by courier service with guaranteed next day delivery, the next day or the day designated for delivery, or in the case of delivery by certified United States mail, two days after deposit therein.

Debtor Security Agreement (PositiveID Corporation)	3

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Section 10. Governing Law. The Code shall govern the attachment, perfection and the effect of attachment and perfection of the Secured Party's interest in the Collateral, and the rights, duties and obligations of the Debtor and the Secured Party with respect thereto. This Agreement shall be deemed to be a contract under the laws of the State of California and the execution and delivery hereof and, to the extent not inconsistent with the preceding sentence, the terms and provisions hereof, shall be governed by and construed in accordance with the laws of the State of California.

Section 11. Survival. All representations, warranties, covenants and agreements contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement.

[Signature page follows]

Debtor Security Agreement (PositiveID Corporation)	4

Execution Copy

EXECUTED under seal as of the date first above written.

DEBTOR:

PositiveID Corporation

By:	/s/ William J. Caragol
Name:	William J. Caragol
Title:	Chief Executive Officer

SECURED PARTY:

By:	/s/ Dick Glass
Name:	Dick Glass
Title:

Debtor Security Agreement (PositiveID Corporation)	5